Exhibit 21
----------

           Principal Subsidiaries of Global Payment Technologies, Inc.
           -----------------------------------------------------------


                                                                                 Jurisdiction         Percentage Ownership
Name of Subsidiary                                                                Incorporation         by the Registrant
------------------                                                                -------------         -----------------


Global Payment Technologies Australia Pty. Ltd.                                    Australia                          50%

Ecash Holdings Pty. Ltd.                                                           Australia                          35%

Global Payment Technologies (Europe) Limited                                       United Kingdom                    100%

Evolve Corporation PLC                                                             United Kingdom                   12.5%

Abacus Financial Management Systems Ltd., USA                                      United States                      80%

Global Payment Technologies, Inc.                                                  Russia                            100%